HALLIBURTON COMPANY
                                     BY-LAWS
                                   AS AMENDED


                                     Offices

         1. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, or at such other office (which need not be a place of business or principal office of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law, and the name of the agent in charge thereof shall be The Corporation Trust Company. The Corporation shall also have offices in the Cities of Dallas and Houston, State of Texas, and at such other places as the Board of Directors may, from time to time, appoint.

                                      Seal

         2. The corporate seal shall have inscribed thereon around the margin the words "Halliburton Company" and "Delaware" and across the center thereof the words "Corporate Seal".

                             Stockholders' Meetings

         3. All meetings of the stockholders for the election of Directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware, as shall be stated in the notice of the meeting.

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         4. Annual  meetings  of the  stockholders  shall be  held on the  third
Tuesday in the month of May each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 a.m., or at such other date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of meeting, at which time they shall elect by a plurality vote a Board of Directors, in the manner provided for in the Certificate of Incorporation, and transact such other business as may be brought before the meeting.

         5. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days prior to the first anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder or a qualified

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representative of the stockholder  intends to appear in person at the meeting to bring the proposed business before the annual meeting, and (e) any material interest of the stockholder in such business.

            Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 5; provided, however, that nothing in this
Section 5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

            The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5.

         6. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this
Section 6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To

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be timely,  a stockholder's  notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) with respect to an election to be held at the annual meeting of stockholders, not less than ninety
(90) days prior to the first anniversary date of the immediately preceding annual meeting of stockholders of the Corporation and (b) with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a Director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a Director, if elected; and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. Other than Directors chosen pursuant to the

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provisions of Section 13, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.
            The   Chairman  of  the   meeting  shall,  if  the  facts   warrant,
determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 6.

         7. The  holders  of  a  majority  of  the  voting   stock  issued   and
outstanding, present in person, or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business.

         8. At each meeting, every stockholder shall be entitled to vote in person or by proxy and shall have one (1) vote for each share of voting stock registered in his name on the stock books except as provided in Section 13 hereof.
         9. Written notices of the annual meeting shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to his address as it appears on the records of the Corporation.

        10. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared and shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business

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hours, for a period of at least ten (10) days prior to the meeting,  either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        11. Special meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President (if a Director), the Board of Directors, or by stockholders owning a majority in the amount of the entire stock of the Corporation with voting privileges issued and outstanding.

        12. Written notice of a special meeting of stockholders shall be mailed not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to his address as it appears on the records of the Corporation.

        13. Cumulative voting shall not be allowed. Each stockholder shall be entitled, at all elections of Directors of the Corporation, to as many votes as shall equal the number of shares of stock held and owned by him and entitled to vote at such meeting under Article EIGHTH of the Certificate of Incorporation, as amended, for as many Directors as there are to be elected, unless such right to vote in such manner is limited or denied by other provisions of the Certificate of Incorporation.

            Vacancies caused by the death or resignation of any Director and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of at least a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual meeting of the stockholders.

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                                    Directors

        14. The property and business of the Corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than eight (8) nor more than twenty (20). Within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Each Director shall be elected to serve for the term of one (1) year and until his successor shall be elected and shall qualify.

        15. The Directors shall hold their meetings in Dallas, Texas, and at such other places as they may designate, and may keep the books of the Corporation outside of Delaware, in the City of Dallas, Texas, or at such other places as they may, from time to time, determine.

        16. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are permitted by the Certificate of Incorporation and not by statute required to be exercised or done by the stockholders.

        17. Each member of the Board shall be paid such fee as the Board of Directors may, from time to time, by resolution determine.

                              Meetings of the Board

        18. Immediately after each annual stockholders' meeting, the newly elected Board shall meet and for the ensuing year elect such officers with such titles and duties as may be necessary to enable the Corporation to sign instruments and stock certificates which comply with Sections 103(a)(2) and 158 of Chapter 1, General Corporation Laws of the State of Delaware, and may elect

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such other officers as may be specified in these By-laws or as may be determined by the Board and shall attend to such other business as may come before the Board.

        19. Regular meetings of the Board may be held without notice at such time and place as shall be determined by the Board.

        20. At all meetings of the Board, a majority of Directors shall be necessary to constitute a quorum.

        21. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or the President (if a Director) upon one
(1) day's notice to each Director either personally or in the manner permitted by Section 42 hereof. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

                                    Officers

        22. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, a Treasurer, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, and, if the Board of Directors so elects, one or more Vice Chairmen. Such officers shall be elected or appointed by the Board of Directors. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws, or, to the extent not provided, as may be prescribed by the Board of Directors or by the Chief Executive Officer acting under authority delegated to him by the Board.

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        23. The Chairman of the Board  and the Chief Executive  Officer shall be members of the Board. The other officers need not be members of the Board. Any two (2) or more offices may be held by the same person.

        24. The Board may elect or appoint such other officers and agents as it may deem necessary, who shall have such authority and shall perform such duties as shall be prescribed by the Board.

        25. The officers of the Corporation shall hold office for one (1) year from date of their election and until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the whole Board.

                                 Officer Duties
                              Chairman of the Board

        26. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders. The Chairman of the Board shall have authority to call meetings of the stockholders and the Board of Directors and of any standing or special committee appointed by or upon the authority of the Board of Directors and shall have such other powers and duties as may, from time to time, be prescribed by the Board of Directors.

                             Chief Executive Officer

        27. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have authority to call meetings of the stockholders and the Board of Directors and of any standing or special committee appointed by or upon authority of the Board of Directors. The Chief Executive Officer shall have the general management and direction of the

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business and affairs of the Corporation,  subject to the control of the Board of
Directors. Such officer shall have the power to appoint and discharge any and all agents and employees of the Corporation not elected or appointed directly by the Board of Directors. The Chief Executive Officer shall sign all papers and documents to which such officer's signature may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief executive officer of a corporation, and such further powers and duties as may, from time to time, be prescribed for him by the Board of Directors.

                                  Vice Chairman

        28. The Vice Chairman or, if there be more than one, the Vice Chairmen, shall be subject to the direction and control of the Chief Executive Officer and, in turn, the Board of Directors. The Vice Chairman or, if there be more than one, the Vice Chairmen, shall assist the Chief Executive Officer in the general management and direction of the business and affairs of the Corporation, shall sign such papers and documents as may be necessary or appropriate in connection with the operations of the Corporation, make reports to the Board of Directors and have such further powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chief Executive Officer. A Vice Chairman need not be a Director.

                                    President

        29. The  President  shall   be  the  Chief  Operating  Officer   of  the
Corporation and shall have general management of the operations of the Corporation, subject to the direction and control of the Chief Executive Officer, and, in turn, the Board of Directors. The President shall sign all papers and documents to which such officer's signature may be necessary or appropriate in connection with the operations of the Corporation, make reports to the Board of Directors and have such further powers and duties as may, from

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time to time,  be  prescribed  by the Board of Directors or the Chief  Executive
Officer. In the absence or disability of the Chief Executive Officer, the powers and duties of the Chief Executive Officer shall be vested in the President; provided, however, that the President shall not have authority to call meetings of the stockholders, the Board of Directors or the committees appointed by the Board, or to preside at meetings of the stockholders or the Board of Directors, unless he is also a Director.

                               The Vice Presidents

        30. The Vice President or, if there be more than one, the Vice Presidents shall assist in the management of the business of the Corporation and the implementation of resolutions and orders of the Board of Directors. If there be more than one Vice President, the Board of Directors may designate one or more of them as Executive Vice President or Senior Vice President among the Vice Presidents and may also grant to such officers and other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President or, if there be more than one, the Vice Presidents, shall have such other powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chief Executive Officer.

                      The Secretary and Assistant Secretary

        31. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall have custody of the corporate seal and the Secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature or by the signature

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of such  assistant  secretary.  The Secretary  shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall have such other duties as may, from time to time, be assigned by the Board of Directors or the Chief Executive Officer.

            The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order of their election shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                      The Treasurer and Assistant Treasurer

        32. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements. The Treasurer shall distribute the funds of the Corporation as may be ordered by the Board of Directors and shall render to the Chief Executive Officer and Board of Directors, whenever they may require it, an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with sureties satisfactory to the Board of Directors. The Treasurer shall have such other duties as may, from time to time, be assigned by the Board of Directors or the Chief Executive Officer.

            The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their election shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

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                                 The Controller

        33. The Controller shall be the chief accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation and its subsidiaries in books belonging to the Corporation; shall cause regular audits of such books and records to be made and shall furnish financial statements and reports as, from time to time, may be required by the Board of Directors or the Chief Executive Officer; and shall have such other duties as may, from time to time, be assigned by the Board of Directors or the Chief Executive Officer.

                                    Vacancies

        34. If any office of the Corporation is vacant for any reason, the Board of Directors may choose a successor, who shall hold office for the unexpired term, or the powers or duties of any such office may be delegated as the Board may determine.

                       Duties of Officers May Be Delegated

        35. In case of the absence, inability or refusal to act of any officer, the Board may delegate the powers or duties of such officer to any other officer, for the time being.

                                  Capital Stock


        36.(a) Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation.

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           The  Board  of  Directors  shall  have  power  and  authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the Corporation.

           (b) Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or any Vice President, and by the Secretary or an Assistant Secretary of the Corporation and countersigned by an independent transfer agent and registered by an independent registrar. Any or all of the signatures may be facsimiles unless the regulations of the New York Stock Exchange then in effect shall require to the contrary.

           In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

           All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

           (c) Statements Relating to Uncertificated Shares. Within two business days after uncertificated shares have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration and such other information as may be required or appropriate.

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                               Transfer of Shares

        37. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                                  Record Dates

        38. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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                           Checks and Debt Instruments

        39. All checks, unless otherwise directed by the Board, shall be signed by the Treasurer or Assistant Treasurer and countersigned by the Chief Executive Officer, President, any Vice President or the Controller. The Treasurer or Assistant Treasurer, Chief Executive Officer, President, any Vice President, the Controller, or any one of them, may appoint such officers or employees of the Corporation as the one or ones so making the appointment shall deem advisable to audit and approve Corporation vouchers and checks and to sign such checks with an approved mechanical check-signer. Any officer or employee so designated to audit, approve or sign checks shall execute a bond to the Corporation in such amount as the Directors, from time to time, may designate, and with sureties satisfactory to the Directors. All notes, debentures and bonds, unless otherwise directed by the Board, or unless otherwise required by law, shall be signed by the Treasurer or Assistant Treasurer and countersigned by the Chief Executive Officer, President or any Vice President.

                                    Dividends

        40. Dividends upon the capital stock, when earned, may be declared by the Board at any regular or special meeting.

        41. Before payment of any dividend, there shall be set aside out of the surplus or net profits of the Corporation such sum or sums as the Directors, from time to time, think proper as a reserve fund to meet contingencies, or for such other purposes as the Directors shall think conducive to the interest of the Corporation.

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

                                     Notice

        42. Whenever, under the provisions of these By-laws, notice is required to be given by the Corporation, such notice shall be in writing and shall be given (and shall be deemed to be duly received at the time so given) by personal delivery, by telecopy (with confirmation), by express courier service or by mail, postage prepaid, to the person to whom notice is required, at such address as appears on the records of the Corporation or to such person's telecopier number. Notice may also be given by electronic mail to the electronic mail address provided to the Corporation by such person, which notice shall be deemed to have been given when sent or transmitted.

        43. Any stockholder, Director or officer may waive any notice required to be given under these By-laws.

                         Amendment or Repeal of By-laws

        44. These By-laws may be altered or repealed at any regular meeting of the stockholders, or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the majority of the stockholders entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of the majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change in these By-laws setting the time or place of the meeting for the election of Directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change in such time

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

or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

                       Provisions for National Emergencies

        45. During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, the following provisions shall apply notwithstanding any different provisions elsewhere contained in these By-laws:

            (a) Whenever, during such emergency and as a result thereof, a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, a meeting of such Board or committee thereof may be called by any officer or Director by a notice of the time and place given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. The Director or Directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers or other persons present who have been designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed Directors for such meeting.

            (b) The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that

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

during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

            (c) The Board either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

            (d) No officer, Director or employee acting in accordance with this article shall be liable except for willful misconduct.

            (e) To the extent not inconsistent with this article, all other articles of these By-laws shall remain in effect during any emergency described in this article and upon its termination the provisions of this article covering the duration of such emergency shall cease to be operative.

                        Divisions and Divisional Officers
                            Groups and Group Officers

        46.(a) Divisions  of  the  Corporation  may   be  formed,  and  existing
divisions dissolved, by resolution of the Board of Directors of the Corporation or through designation in writing by the Chief Executive Officer.

           The Chief Executive Officer, or his delegate, shall supervise the management and operations of its divisions and shall have the authority to appoint the officers thereof and the power to remove them and to fill any vacancies.

           To the extent not inconsistent with these By-laws or a resolution of the Board of Directors of the Corporation, the officers of each division shall perform such duties and have such authority with respect to the business and affairs of that division as may be granted, from time to time, by the Chief Executive Officer, or his delegate. With respect to the affairs of such

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

division and in the regular course of business of such division, officers of each division may sign contracts and other documents in the name of the division, where so authorized; provided, however, subject to the provisions of the next succeeding sentence of this paragraph, that an officer of one division shall not have authority to bind any other division of the Corporation, nor to bind the Corporation, except as to the normal and usual business and affairs of the division of which he is an officer. Notwithstanding the provisions of the preceding sentence, if a division of the Corporation is formed to provide shared services for the Corporation and/or its operating units, officers, to the extent that and with respect to matters to which they have been delegated such authority in writing by the Chief Executive Officer or his delegate, may execute contracts in the name of and bind the Corporation or any of its divisions; provided, however, that no officer of a division formed to perform shared services shall contract in the name of or otherwise bind a subsidiary or other legal entity in which the Corporation owns an interest with respect to shared services matters unless such officer of such division taking such action (i) is an officer of such subsidiary or such other legal entity and is duly authorized to take such action in the name of and on behalf of such subsidiary or other legal entity or (ii) takes such action on behalf of such subsidiary or other legal entity pursuant to the grant of a duly authorized power of attorney. A divisional officer, unless specifically elected to one of the designated offices of the Corporation, shall not be construed as an officer of the Corporation.

           (b) To facilitate the attainment of certain goals and objectives by various divisions and subsidiaries of the Corporation engaged in common pursuits or in activities within the same or similar areas of business activity, a group or groups of such subsidiaries and divisions may be formed by resolution of the Board of Directors of the Corporation or through designation in writing by the Chief Executive Officer, or his delegate.

           The activities of any such group shall be administered and coordinated by the officers of the group and, if desired by the Chief Executive Officer, or his delegate, by an operating committee. In such event, the number of members of such operating committee shall be determined by the Chief Executive Officer, or his delegate, who shall appoint the members thereof and have the power to remove them and substitute other members. The duties of any such operating committee shall be to aid in the administration and coordination of group activities and to consult with and advise the officers of the group in achieving goals and objectives of such group.

           Officers of a group established pursuant to the provisions hereof may include a chairman, a president, one or more vice presidents, a treasurer, a secretary and such other officers as may facilitate operations of the group. The Chief Executive Officer, or his delegate, shall have the authority to appoint the officers of a group and the power to remove them and to fill any vacancies. To the extent not inconsistent with these By-laws or a resolution of the Board of Directors of the Corporation, the officers of each group shall have such duties and authority with respect to the activities and affairs of the group as may be granted, from time to time, by the Chief Executive Officer, or his delegate.

           Contracts may not be entered into in the name of any group, but any officer of the group, where so authorized, may execute contracts and other documents in the name of the Corporation on behalf of the members of the group or any division of the Corporation that is a member of the group; provided, however, that in no case shall an officer of the group have authority to bind the Corporation except as to the normal and usual business and affairs of the group of which he or she is an officer; and provided further that a group officer may not execute contracts for any subsidiary who is a member of the group unless (i) he or she executes the same under a duly authorized power of attorney or (ii) he or she is also an officer of such subsidiary and executes the contract in such capacity.

                                 Indemnification

        47.(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 47 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

           (b) If a claim under Paragraph (a) of this Section 47 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (c) The right to indemnification and the advancement and payment of expenses conferred in this Section 47 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

           (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

           (e) If this Section 47 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Section 47 that shall not have been invalidated and to the full extent permitted by applicable law.

Revised effective May 16, 2000

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